Exhibit 99.1

Viracta Therapeutics Announces Wind Down of Operations

SAN DIEGO, February 5, 2025 – Viracta Therapeutics, Inc. (Nasdaq: VIRX), a clinical-stage precision oncology company focused on the treatment and prevention of virus-associated cancers that impact patients worldwide, announced today that the Company has terminated its employees and will wind down operations. The company is also exploring potential strategic alternatives for its development programs.

The board of directors appointed Craig R. Jalbert, age 63, as the Company’s CEO, President, CFO, Treasurer and Corporate Secretary, and sole member of the board to implement the wind down. Mr. Jalbert has served as a principal of the Foxborough, Massachusetts accounting firm of Verdolino & Lowey, P.C. since 1987. For over 30 years he has focused his practice in distressed businesses and has served, and continues to serve, in the capacities of officer and director for numerous firms in their wind-down phases.

Forward-Looking Statements

This communication contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding the Company’s plans to wind down operations and explore potential strategic alternatives. Risks and uncertainties related to Viracta that may cause actual results to differ materially from those expressed or implied in any forward-looking statement include, but are not limited to, the timing and prospects of the wind down process and the likelihood and viability of any potential strategic alternatives.

Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption "Risk Factors" and elsewhere in Viracta's reports and other documents that Viracta has filed, or will file, with the SEC from time to time and available at www.sec.gov.

The forward-looking statements included in this communication are made only as of the date hereof. Viracta assumes no obligation and does not intend to update these forward-looking statements, except as required by law or applicable regulation.

Contact Information:
Verdolino & Lowey, P.C.
124 Washington Street, Suite 101
Foxboro, MA 02035
Phone: 508-543-1720
Viracta@vlpc.com

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